WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr., CFO	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson, Investor Relations	October 26, 2010
504/299-5208
tcarlson@whitneybank.com

WHITNEY ANNOUNCES AN AGREEMENT TO SELL APPROXIMATELY $180 MILLION OF NONPERFORMING LOANS AND THE RECLASSIFICATION OF UP TO $100 MILLION OF NONPERFORMING LOANS AS HELD FOR SALE

New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) (the “Company”) today announced it has agreed to sell approximately $180 million of nonperforming loans and will reclassify up to an additional $100 million of nonperforming loans as held for sale.  Both of these events are expected to occur in the fourth quarter of 2010.
“The primary objective of these transactions is to accelerate both the disposition of our problem assets and our exit from the effects of the credit cycle, which will contribute significantly to a faster recovery in earnings and an improved return for our shareholders,” said John C. Hope, III, Chairman and CEO.  “Because of our strong capital base and an improved market for asset sales, we are opportunistically disposing of these problem assets and placing ourselves in an excellent position to begin a return to consistent, quarterly profitability in the first quarter of 2011.”
The Company expects proceeds of $100 million from the sale of the $180 million in problem loans, which total $165 million net of existing impairment loss reserves at September 30, 2010.  This sale will increase the provision for credit losses by $65 million in the fourth quarter of 2010.  Of the nonperforming credits being sold, approximately $153 million, or 85%, are serviced out of our Florida markets and include commercial and residential properties, undeveloped land, retail developments and lots.  This transaction will significantly reduce Florida-serviced nonperforming loans from $203 million at September 30, 2010 to a proforma balance of $50 million.

-MORE-

The successful signing of this sales contract and improved overall market interest gives management the confidence that there is a market for the sale of up to an additional $100 million of the Company’s nonperforming loans.  These loans will be reclassified as held for sale during the fourth quarter of 2010.  Assuming a sales price approximating that achieved for the loans under contract, a provision for credit losses of up to $40 million associated with these problem credits is expected to be booked in the fourth quarter of 2010.
“Once all sales are completed, we expect to see significant declines in not only nonperforming assets and classified loans, but also material declines in our future provisions for loan losses and our problem asset collection expenses.  These transactions will dramatically accelerate our return to profitability in 2011,” said Hope.
Management expects the full year 2010 provision for credit losses to total between $295 and $315 million, and with the resolution of these problem assets, provision expense for the full year of 2011 is expected to be in a range of $40 to $70 million.  Problem asset collection expenses are expected to decline from a current annualized run rate of $44 million to less than $25 million in 2011.  Earnings per diluted common share in 2011 is expected to be in the range of $.30 to $.50.
The Company does not expect that the financial impact of either of the actions addressing nonperforming loans will require a goodwill impairment or deferred tax asset valuation allowance.  Capital levels will remain above those required for the Company and Whitney National Bank to be considered well-capitalized institutions.  As a result of these transactions, Whitney's proforma tangible common equity ratio is expected to decrease approximately 55 basis points from September 30, 2010 and its proforma leverage, tier 1 and total capital ratios are expected to decrease each between 80-90 basis points from September 30, 2010 levels.

Conference Call and Additional Information
Management is hosting a conference call today at 9:00 a.m. Central Time to review third quarter 2010 results.  During that call management will also discuss the above mentioned transactions.  Analysts and investors may dial in and participate in the question/answer session.  A live listen-only webcast of the call will be available under the Investor Relations section of our website at http://www.whitneybank.com.  To participate in the Q&A portion of the call, dial (877) 354-4079 or (408) 427-3700.

-MORE-

An audio archive of the conference call will be available under the Investor Relations section of our website.  A replay of the call will also be available through November 3, 2010 by dialing (800) 642-1687 or (706) 645-9291, passcode 15357845.
A slide presentation related this announcement is posted in the Investor Relations section of the Company's website at http://investor.whitneybank.com/releases.cfm?ReleasesType=General&Year=2010.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.

-----

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to expectations regarding future profitability, credit quality metrics in the loan portfolio and specific industry and geographic segments within the loan portfolio, the overall capital strength of Whitney and its ability to dispose of problem assets and the timing or results of such disposal.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in Whitney’s forward-looking statements include, but are not limited to, those risk factors outlined in Whitney’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

[WTNY-G]

-END-

WHITNEY®
Holding Corporation

ROOTED IN HISTORY. ROOTED IN STRENGTH.

Bulk Sale Announcement
October 26, 2010

Summary of 4th Quarter Cost of Bulk Sale Strategy
2
		Pre-tax 4th Quarter Charge
Sale of Notes
Net Book Value	$165
Proceeds	100
Loss		$65
Reclassification of Notes to Held For Sale
Net Book Value	$100
Adjusted Net Book Value	60
Reclassification Loss		$40
Total Estimated Pre-Tax Loss Booked in 4Q10		$105

Proforma Results For Bulk Sales
($s in millions)	9/30/10	Proforma 9/30/10*

Nonperforming Loans	$428	$142
Classified Loans	$1,122	$836
NPA ratio	6.64%	3.14%
Reserve coverage	52%	142%
ALLL ratio	2.89%	2.72%

Tangible common equity ratio	8.10%	7.55%
Leverage ratio	10.09%	9.23%
3
* Proforma results reflect the sale of approximately $180 million in loans currently under contract and $100 million in loans
reclassified to held for sale.

2011 Guidance
($s in millions, except E.P.S.)	2011E	2011E
	Street Estimate*	Company Guidance

Provision For Credit Losses	$103	$40 - $70
Collection Costs	n/a	Less than $25 million
E.P.S. (Diluted)	($.10)	$.30 - $.50

*Source: NASDAQ and equity research analysts’ reports